Exhibit 99.1

RED CLAY INDUSTRIES, INC.

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

RED CLAY INDUSTRIES, INC.

FINANCIAL STATEMENTS

Year Ended December 31, 2024

i

INDEPENDENT AUDITORS’ REPORT

To the Shareholders

Red Clay Industries, Inc.

Pineville, North Carolina

Opinion

We have audited the accompanying financial statements of Red Clay Industries, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2024, and the related statement of income, shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Clay Industries, Inc. as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Red Clay Industries, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Thomas, Judy & Tucker, P.A.

Raleigh, North Carolina

November 21, 2025

RED CLAY INDUSTRIES, INC.
BALANCE SHEET
YEAR ENDED DECEMBER 31, 2024

2024
ASSETS
Current assets:
Cash	$3,963,882
Accounts receivable	5,572,401
Contract assets	1,276,181
Prepaid expenses	14,438
Total current assets	10,826,902

Property and equipment:
Machinery and equipment	13,057,238
Furniture and fixtures	26,073
Vehicles	5,022,664
Buildings	292,469
Less: accumulated depreciation	(8,836,082)
Property and equipment, Net	9,562,362
Total assets	$20,389,264

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,470,198
Accrued expenses and other current liabilities	288,373
Contract liabilities	680,557
Current portion of notes payable	1,526,087
Total current liabilities	4,965,215

Long-term liabilities:
Notes payable, less current portion	2,094,653
Total liabilities	7,059,868

Shareholders’ Equity:
Common stock, no par value, 100,000 shares authorized, 1,000 shares issued and outstanding (Class A 10 shares, Class B 990 shares)	1,500
Additional paid-in-capital	25,000
Due from shareholder	(27,395)
Retained earnings	13,330,291
Total shareholders’ equity	13,329,396
Total liabilities and shareholders’ equity	$20,389,264

See accompanying notes

RED CLAY INDUSTRIES, INC.

STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2024

2024
Revenue	$44,897,586

Cost of revenue, excluding depreciation	36,594,420
General and administrative	1,027,996
Administrative wages and benefits	2,468,432
Depreciation expense	1,528,621
Income from operations	3,278,117

Other income (expense):
Interest income	2,602
Interest expense	(116,077)
Gain on disposal of property and equipment	148,869
Total other income (expense)	35,394

Net income before taxes	3,313,511
Income tax expense	(182,643)
Net income	$3,130,868

See accompanying notes

RED CLAY INDUSTRIES, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2024

		Additional
	Common Stock	Paid-In Capital	Due from Shareholder	Retained Earnings	Total
Balance, January 1, 2024	$1,500	$25,000	$(27,395)	$10,861,823	$10,860,928
Net income	-	-	-	3,130,868	3,130,868
Shareholder distributions	-	-	-	(662,400)	(662,400)
Balance, December 31, 2024	$1,500	$25,000	$(27,395)	$13,330,291	$13,329,396

See accompanying notes

RED CLAY INDUSTRIES, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2024

2024
Cash flows from operating activities:
Net income	$3,130,868
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	1,528,621
Gain on disposal of property and equipment	(148,869)
Changes in operating assets and liabilities:
Accounts receivable	793,055
Contract assets	161,322
Prepaid expenses	(13,388)
Accounts payable and accrued expenses	(519,752)
Contract liabilities	(624,086)
Net cash flows from operating activities	4,307,771

Cash flows from investing activities:
Purchase of property and equipment	(3,211,385)
Proceeds from the sale of property and equipment	271,013
Net cash flows from investing activities	(2,940,372)

Cash flows from financing activities:
Shareholder distributions paid	(662,400)
Proceeds from notes payable	1,686,435
Payments on notes payable	(1,718,128)
Net cash flows from financing activities	(694,093)

Net change in cash and cash equivalents	673,306
Cash and cash equivalents, beginning of year	3,290,576
Cash and cash equivalents, end of year	$3,963,882

Supplemental disclosures of cash flow information
Interest paid	$116,077
Income taxes paid	$182,643

See accompanying notes

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

1.	ORGANIZATION, OWNERSHIP, AND BASIS OF PRESENTATION:

Organization and Nature of Business – Red Clay Industries, Inc. (the “Company” or “Red Clay”) is a North Carolina corporation organized in 1996 to provide asphalt paving, curbing, resurfacing, and related services to commercial and municipal customers. Ownership of the Company is held by two equity holders under common control.

Acquisition by Aviator Paving Company Charlotte, LLC – On October 1, 2025, Aviator Paving Company Charlotte, LLC (the “Buyer”) acquired substantially all of the operating assets and assumed certain specified liabilities of the Company pursuant to an Asset Purchase Agreement (“APA”). The acquired assets included equipment, vehicles, accounts receivable, prepaid expenses, leasehold rights, and certain customer contracts identified as “Assumed Contracts.” The Buyer also assumed certain trade payables and obligations arising under the Assumed Contracts after the closing date.

The APA specifically excluded cash and cash equivalents, contracts not designated as Assumed Contracts, borrowings, and other items listed in the schedules to the APA. Liabilities of the Company not expressly assumed by the Buyer remained with the seller.

Basis of Presentation – The accompanying carve-out financial statements present the historical financial position and results of operations of the Company as acquired under the APA. All revenues, expenses, cash activity, and substantially all assets and liabilities of the acquired business were recorded directly in the Company’s books and records. The Company also recorded charges for facilities and aircraft owned by related entities under common ownership. Accordingly, the carve-out financial statements reflect the full cost structure of the acquired business, and no additional allocations of shared costs or overhead were necessary.

Because the Company is a single legal entity, no intercompany balances or eliminations are required in these carve-out financial statements. Related-party transactions with entities under common ownership, including lease payments for real estate and charges associated with the aircraft, are reflected in the results of operations and disclosed separately in the related-party footnote.

The carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are intended to present the historical financial position and results of operations of the business acquired under the APA.

Exclusions of Other Entities – Historically, the Company consolidated certain affiliated entities, including a wholly owned subsidiary and variable interest entities (“VIEs”). For purposes of these carve-out financial statements, the VIEs are excluded entirely, as they were not acquired under the APA and are not relevant to the ongoing operations of the acquired business.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates – The Company’s financial statements are prepared in accordance with US GAAP, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting for customer construction contracts requires the use of various estimation techniques to determine total contract revenue and costs. The Company’s cost-to-cost method for recognizing revenue includes estimates and assumptions about future events, including labor productivity and availability, material costs and availability, and the complexity of work to be performed. Changes in estimates of contract revenue, costs, or extent of completion are accounted for in the period the changes become known. Such changes are considered normal recurring adjustments inherent in the cost-to-cost revenue recognition method. The effect of changes in estimates for contracts in progress at December 31, 2024 was not material.

Revenue Recognition – The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, using the following five-step model:

1 - Identify the Contract with a Customer: The Company enters into legally enforceable contracts with commercial and municipal customers to provide paving, resurfacing, and related site development services. Contracts are a balanced mix of firm fixed-price and unit-price arrangements, with occasional “not-to-exceed” provisions. All customer contracts include clearly defined scope of work, payment terms, and enforceable rights and obligations. The Company bills monthly for progress performed, with payments due within 30 days. Certain contracts include retainage provisions, generally 10% of billings, which are withheld until project completion and acceptance by the customer and/or governmental authorities.

2 - Identify the Performance Obligations: Each customer contract generally contains a single performance obligation to provide comprehensive paving, resurfacing, and related site preparation services. Although the contracts may include multiple activities such as grading, curbing, paving, sealing, and striping, these activities are highly integrated and interdependent and are not separately identifiable within the context of the contract. The Company acts as a significant integrator of these services, delivering a combined output that represents a single promise to the customer. Accordingly, the Company has concluded that the entire scope of work under each contract represents one performance obligation.

3 - Determine the Transaction Price: The transaction price for the Company’s customer contracts is generally a stated cash amount for fixed-price contracts or a per-unit rate applied to actual quantities completed for unit-price contracts. Because quantities delivered under unit-price arrangements are known and invoiced each month, there is minimal estimation or variable consideration constraint. However, contracts may include variable consideration arising from customer-initiated or company-initiated change orders. The Company estimates variable consideration from change orders using the “most likely amount” method and includes such amounts in the transaction price only to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

4 - Allocate the Transaction Price to the Performance Obligations: As each contract typically contains a single performance obligation, the entire transaction price, including approved change orders, is allocated to that performance obligation.

5 - Recognize Revenue When (or As) the Performance Obligation Is Satisfied: Revenue is recognized over time as the Company satisfies its performance obligations, using the cost-to-cost input method. This method reflects the transfer of control to the customer and is considered the best available measure of progress. Contract costs include all direct materials, labor, and other costs directly attributable to contract performance, as well as indirect costs such as indirect salaries and wages, equipment repairs, insurance, and payroll taxes. General and administrative expenses are charged to expense as incurred. For the year ended December 31, 2024, all the Company’s revenue was recognized “over time” and all remaining performance obligations are expected to be complete within the next twelve months.

Qualitative Factors Affecting Revenue and Cash Flows – The nature, amount, timing, and uncertainty of the Company’s revenue and related cash flows are influenced by several economic and contract-specific factors:

- Type of Customer: The Company serves a mix of private developers, commercial property managers, and public municipalities. Municipal contracts generally provide stable payment terms and lower credit risk, while private developer contracts may be subject to greater variability in timing of approvals and collections.

- Type of Contract: The Company enters into both fixed-price and unit-price arrangements. Fixed-price contracts provide predictable revenue amounts but expose the Company to variability in margins if actual costs differ from estimates. Unit-price contracts reduce estimation risk because revenue is based on actual quantities completed and invoiced, but cash flows may fluctuate with project activity levels.

- Geographical Concentration: All projects are performed in North Carolina. This concentration exposes the Company to regional economic conditions, including local construction demand, municipal budget cycles, and weather patterns that can affect project timing and cash collections.

- Billing and Payment Terms: Contracts typically provide for monthly progress billings with payment due within 30 days. Certain contracts include retainage provisions, generally 10% of billings, which are collected upon project completion and acceptance by the customer and/or governmental authorities. These retainage terms may delay cash inflows relative to revenue recognition.

Management believes these factors, taken together, result in revenue that is recognized consistently over time using the cost-to-cost input method, but cash flows may vary period to period based on project mix, customer type, and timing of retainage collections.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

Principal Versus Agent Considerations – In certain contracts, the Company engages subcontractors to perform portions of the contracted work. The Company evaluates whether it is acting as a principal or an agent, resulting in the presentation of revenue as gross or net, respectively. The Company has concluded that it acts as a principal in these arrangements and therefore recognizes revenue on a gross basis. This conclusion is based on the Company’s assessment that it controls the specified services before they are transferred to the customer. Key indicators supporting this conclusion include:

- Integration of Services: The Company provides a significant service of integrating subcontractor work into a comprehensive site preparation solution, which is the specified performance obligation under the contract.

- Primary Responsibility for Fulfillment: The Company is contractually responsible for delivering the completed project to the customer and oversees all subcontractor activities to ensure compliance with project specifications.

- Inventory Risk: The Company bears inventory risk for materials consumed in the project and assumes backend inventory risk by being obligated to pay subcontractors regardless of its ability to collect from customers.

- Pricing Discretion: The Company has discretion in establishing the price charged to customers for subcontractor work without restrictions, further supporting the Company’s control over the services provided by subcontractors.

Accordingly, the Company recognizes revenue for the full amount of consideration received from customers and records subcontractor costs as part of Cost of revenues on the statement of income.

Contract Modifications and Change Orders – Change orders are considered modifications to existing contracts unless they add distinct goods or services. Change orders may be initiated by either the customer or the Company. Revenue and related costs incurred to measure performance obligation progress from unapproved change orders are not recognized until such amounts are approved or are reasonably assured of customer acceptance and collection is probable.

Loss Provisions – The Company evaluates its contracts on a monthly basis to identify potential losses. This evaluation considers job performance, site conditions, estimated profitability, and the status of associated claims and change orders. When total estimated costs are expected to exceed total estimated contract revenues, the Company records a provision for the full amount of the estimated loss in the period such loss is determined. For the year ended December 31, 2024, management concluded that no material loss provisions were required, and accordingly, no amounts have been recorded.

Contract Duration and Warranties – The Company’s sale contracts are complete in less than one year from the contract date. The Company provides one-year warranties on its paving and resurfacing services with certain customers. These warranties are considered assurance-type warranties and do not represent separate performance obligations.

Contract Receivables, Assets and Liabilities – Contract receivables are based on amounts billed to customers and currently due in accordance with contract terms with an unconditional right for the Company to receive payment. Such amounts comprise the balance of Accounts receivable caption on the balance sheet with a balance of $5,572,401 as of December 31, 2024.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

The Company’s contract assets include (1) revenues recognized in excess of amounts billed on these contracts and will be billed at a later date, usually due to contract terms, and (2) conditional retainage amounts for the portion of the contract price earned by the Company for work performed but held for payment by the customer as a form of security. Contract liabilities include (1) billings in excess of revenues recognized on customer contracts, and (2) provision for contract losses, when applicable.

The Company presents contract assets and contract liabilities, net at the individual contract level in the balance sheet. The Company does not offset contract assets and liabilities across multiple contracts with the same customer. Contract assets are reclassified to accounts receivable, net when the right to payment becomes unconditional. Many contracts contain retainage provisions, whereby a portion of billed amounts is withheld by the customer pending satisfactory completion of the project. Retainage amounts are considered contract assets and such amounts are included in the net presentation of contract assets and liabilities at the contract level.

Conditional retainage is recorded as a current asset or liability as part of Contract assets or Contract liabilities. The Company considers conditional retainage that is withheld on progress billings as a conditional right to payment until contractual milestones are reached. Such contractual milestones typically require substantial completion of the project before retainage is paid, with some customer contracts permitting partial retainage payments at earlier project milestones. Accordingly, withheld retainage is considered a component of contracts assets until billed to the customer, when obligations have been satisfied and the right to receipt is subject only to the passage of time. Conditional retainage that has been billed, but is not due until completion of performance and acceptance by customers, is generally expected to be collected within one year. Conditional retainage rates are typically 10% of the monthly billings in the Company’s contracts, consistent with industry practice, but can range from 5% to 10%.

The Company has assessed these payment terms and concluded that they do not represent a significant financing component under ASC 606, as the timing of payment is established primarily for customer protection and is consistent with industry practice. The Company has elected the practical expedient under ASC 606-10-32-18, which allows entities to exclude the effects of a significant financing component when the period between customer payment and performance is less than one year. Accordingly, the Company does not adjust the promised amount of consideration for the time value of money in such cases.

Contract Costs – The Company incurs costs to obtain and fulfill construction contracts in the normal course of business. In accordance with ASC 340-40, the Company has elected the practical expedient to expense incremental costs of obtaining a contract (such as bid, proposal costs) when the amortization period of the asset that would otherwise be recognized is one year or less. These costs are expensed as incurred and included in project costs included under Cost of revenues on the statement of income.

The Company has also evaluated its contract fulfillment activities and determined that no fulfillment costs meet the criteria for capitalization under ASC 340-40, Other Assets and Deferred Costs. Fulfillment costs are captured within the overall project cost structure and do not generate or enhance resources that will be used to satisfy future performance obligations beyond those already recognized.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

Revenue Recognition Practical Expedients Elected – The Company has elected to apply the disclosure relief practical expedients available to nonpublic entities under ASC 606. Accordingly, the Company has not provided certain disclosures otherwise required for public entities, including:

- Disaggregation of revenue beyond disclosure of revenue recognized over time versus at a point in time.

- Detailed information about contract balances and significant changes in those balances.

- Quantitative disclosure of the aggregate transaction price allocated to remaining performance obligations and when the Company expects to recognize that amount as revenue.

- Additional disclosures regarding significant judgments and estimates used in applying ASC 606.

- Information about costs to obtain or fulfill a contract.

- Management believes disclosures presented are appropriate for a nonpublic entity and provide sufficient information to understand the nature, amount, timing, and uncertainty of revenue and related cash flows.

Cash and Cash Equivalents – For purposes of reporting the statements of cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Custodial Risk – For cash and cash equivalents, custodial risk is the risk that, in the event of the failure of the counterparty, the Company will not be able to recover the value of its cash and cash equivalents that are in the possession of it banking institutions. The Company maintains its cash and cash equivalents at banking institutions that are members of the Federal Deposit Insurance Corporation (“FDIC”). FDIC guidelines guarantee $250,000 per depositor, per insured bank. Periodically, the Company may have cash balances in excess of FDIC insured limits. The Company has not incurred any losses related to custodial risk. At December 31, 2024, the Company’s cash balance in excess of the FDIC’s insured limits was its reported cash balance, less $250,000 as the funds were held at a single bank.

Concentration of Credit Risk – The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit, net 30-day terms, to its customers in the normal course of business. At December 31, 2024, Customer A accounted for 31% of Accounts receivable and Customer B accounted for 13% of Accounts receivable. The Company is also subject to concentration of credit risk because substantially all of its customer projects are geographically concentrated in North Carolina.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

From time to time, the Company may have projects that exceed the 10% revenue threshold for defining a major customer. Since each project is awarded independently from other projects, management does not believe that the completion of the contractual arrangements with any major customer that may arise will have a material adverse effect on the Company.

Accounts Receivable and Allowance for Credit Losses – Accounts receivable represent unconditional rights to payment from customers and are recorded when the Company has an enforceable right to invoice. They are presented separately from contract assets, which represent amounts that are conditional on future performance obligations and are not yet billable. Accounts receivable are stated at the invoiced amount less an allowance for credit losses.

Collectability is evaluated using a combination of factors, including past due status based on contractual terms, trends in write-offs, and the age of the receivable. Specific events, such as bankruptcies, are also considered when applicable. Adjustments to the reserve for credit losses are made when necessary based on the results of analysis, the aging of receivables, and historical and industry trends. The Company periodically evaluates the impact of observable external factors on the collectability of accounts receivable to determine if adjustments to the reserve for credit losses should be made based on current conditions or reasonable and supportable forecasts. Accounts receivable are written off in the period in which the receivable is deemed uncollectible.

Credit-related reserves are not material and the Company’s allowance for estimated expected credit losses was zero at December 31, 2024. Although no allowance is reflected on the balance sheet, the Company recognized bad debt expense of $8,628 for the year ended December 31, 2024 within General and administrative expenses on the statement of income.

Prepaid Expenses – The Company had prepaid amounts of fuel commonly used on jobs.

Property and Equipment – Property and equipment are carried at cost. Depreciation is provided for by charges to operations using the straight-line method over the estimated useful lives of the assets. Depreciation expense was $1,528,621for the year ended December 31, 2024 and is included in the Depreciation expense caption on the statement of income. Major renewals and improvements are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the life of the assets, are expensed as incurred. When the assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and resulting gains and losses are included in income. The estimated useful lives are as follows:

Furniture and fixtures	3-5 years

Equipment	5-10 years

Vehicles	5-10 years

Leases – The Company determines at contract inception whether an arrangement is or contains a lease in accordance with ASC 842, Leases. The Company has elected the short-term lease practical expedient for all classes of underlying assets, whereby lease arrangements with an initial term of 12 months or less are not recognized on the balance sheet. Lease expense for such arrangements is recognized on a straight-line basis over the lease term within General and administrative expenses on the statement of income.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

During the year ended December 31, 2024, the Company did not have any lease agreements that required recognition of right-of-use assets or lease liabilities under ASC 842. All arrangements were either (i) service agreements not within the scope of ASC 842, or (ii) real estate and equipment leases with month-to-month or other short-term commitments of one year or less.

Advertising – Advertising costs are expensed as incurred. Advertising costs totaled $15,493 for the year ended December 31, 2024.

Income Taxes – The Company is organized as an S-Corporation for both federal and state income tax purposes. Under these provisions, these Company does not pay federal and state corporate income taxes on its income. As an S-Corporation, the Company’s taxable income or loss is allocated to shareholders in accordance with their perspective percentage ownership. Therefore, no federal provision or liability for income taxes has been included in the financial statements.

In 2024, the Company elected to pay the North Carolina Pass Through Entity Tax (“PTET”) on behalf of its shareholders. The tax is assessed on the Company’s taxable income and is applied to reduce each shareholders’ proportionate share of the federal taxable income reportable on that shareholder’s personal income tax return. Since the PTET satisfied the Company’s liability for income tax expense imposed by the North Carolina Department of Revenue on the Company, the amounts have been included in Income tax expense on the statement of income. No income tax provision has been made for current or deferred income taxes the PTET election is made on an annual basis.

The Company has determined that it does not have any material unrecognized tax benefits or obligations as of December 31, 2024.

The Company has open tax years for its reporting periods ended December 31, 2022 through December 31, 2024. These tax years remain subject to examination by US federal and North Carolina taxing authorities for generally three years from the later of the statutory due date or the date the return is filed.

Fair Value Measurements – The Company determines fair value based upon the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, as determined by either the principal market or the most advantageous market in which it transacts. The Company applies fair value accounting for all the financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. These inputs are based on the Company’s own assumptions about current market conditions and require significant management judgment or estimation.

As of December 31, 2024, the carrying value of cash and cash equivalents, accounts receivable, contract assets, accounts payable, accrued liabilities, and other current assets and liabilities approximates fair value due to the short maturities of these instruments. Management believes the carrying value of the Company’s borrowings approximates fair value, as the stated interest rates are consistent with rates currently available to the Company for borrowings with similar terms and maturities. The Company has not obtained a separate fair value measurement of its borrowings but does not believe the fair value would differ materially from carrying value. Certain nonfinancial assets, including property and equipment, are subject to measurement at fair value on a nonrecurring basis if they are deemed to be impaired as a result of an impairment review.

Recently Issued Accounting Standards Not Yet Adopted – The Company evaluates new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) to determine their applicability and potential impact on the Company’s financial statements. Based on this review, management concluded that, except as described below, recently issued guidance is not expected to have an effect on the Company’s financial position, results of operations, or cash flows.

In July 2025, the FASB issued ASU 2025-05 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for measuring expected credit losses on certain short-term receivables and contract assets when credit losses are expected to be insignificant. The amendments are intended to simplify application of Topic 326 for entities with immaterial credit risk exposure on these balances. ASU 2025-05 is effective for fiscal years, including interim periods, beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2025-05 on its financial statements.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

3.	CONTRACT ASSETS AND LIABILITIES:

Contract assets and liabilities consisted of the following amounts at December 31, 2024 and 2023:

	December 31,
	2024	2023
Contract assets:
Revenue in excess of billings	$399,864	$939,810
Conditional retainage	876,317	497,694
Total contract assets	$1,276,181	$1,437,504

Contract liabilities:
Billings in excess of revenue	$875,896	$1,400,929
Less: Conditional retainage	(195,339)	(222,291)
Total contract liabilities	$680,557	$1,178,638

Net contract assets	$595,624	$258,866

Conditional retainage is a type of contract asset, but is reported in the table above and on the balance sheet within “Contract assets” and “Contract liabilities” on a contract-by-contract basis. The Company’s total conditional retainage receivable balance was $1,071,656 at December 31, 2024 and $719,985 at December 31, 2023.

The table below sets forth costs incurred, estimated earnings and billings on uncompleted contracts through December 31, 2024:

Costs incurred on uncompleted projects	$19,480,276
Estimated earnings	7,477,612
26,957,888
Less billings to date	26,362,264
$595,624

4.	NOTES PAYABLE:

At December 31, 2024, notes payable consist of equipment loans and a delayed draw term loan. Under each loan, the Company pledges the related equipment as collateral.

Equipment loans have interest rates ranging from 3.50% to 6.75% with amortizing monthly payments required ranging from one to four years.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

Delayed draw term loan – On March 13, 2024, the Company entered into a $2,000,000 loan agreement with a bank. Although structured as a line of credit, the facility permitted draws only during the first 12 months and does not revolve. The loan bears interest at 6.25% per annum and requires interest-only payments through March 2025, followed by 59 monthly principal and interest installments of $38,989 and a final payment due March 5, 2030 at maturity. The loan is secured by newly acquired commercial vehicles and heavy equipment. On March 3, 2025, the Company amended the agreement to extend the draw period from March 5, 2025 to March 5, 2026.

The Company’s total notes payable are on the balance sheet as follows at December 31, 2024:

Notes payable	$3,620,740
Less: current portion	1,526,087
Notes payable, less current portion	$2,094,653

Annual principal maturities on notes payable outstanding at December 31, 2024 are as follows:

Year Ending	Amount
2025	$1,526,087
2026	1,237,274
2027	824,900
2028	32,479
$3,620,740

5.	LINE OF CREDIT

The Company has a line of credit that provides for borrowings up to $1,000,000 bearing interest at the Wall Street Journal Prime Rate + 0.50% (9.00% at December 31, 2024). The line is guaranteed by the shareholder and subject to annual renewals expiring in June 2024. Interest is due monthly on any outstanding borrowings. There were no borrowings at December 31, 2024. On March 14, 2024, the Company amended the agreement to extend the maturity date to March 14, 2026.

6.	SHAREHOLDERS’ EQUITY

The Company is authorized to issue two classes of common stock: Class A Voting Common Stock and Class B Non-Voting Common Stock. The Class A and Class B shares are identical in all economic respects, including rights to dividends and liquidation proceeds, and differ only with respect to voting rights. Accordingly, the Company is treated as having a single class of stock for its election to be taxed as an S-corporation under Internal Revenue Code Section 1361.

There were no changes in the number of Class A or Class B shares outstanding during the year ended December 31, 2024.

Certain transactions recorded in the Company’s results were not attributable to its operating activities and have been reclassified from expenses to “Shareholder distributions” within the statement of shareholders’ equity.

At December 31, 2024, the Company was owed $27,395 from a shareholder. The advance is non-interest bearing, has no stated repayment terms, and is due on demand. As such, the balance is presented as a reduction of shareholders’ equity rather than as an asset.

RED CLAY INDUSTRIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2024

7.	RELATED PARTY TRANSACTIONS

During the year ended December 31, 2024, the Company engaged in transactions with the following related parties that are entities under common control of the shareholders of the Company:

10306 Industrial, LLC (“Industrial”): The Company rents its primary office and equipment headquarters from Industrial with expense totaling $25,870 within General and administrative expenses on the statement of income for the year ended December 31, 2024. The Company did not owe money to Industrial as of December 31, 2024. In 2024, the building lease is not governed by a formal written agreement and is cancellable at will by either party. As discussed in Note 8, the lease was formalized subsequent to year-end.

Red Clay Aviation, LLC (“Aviation”): The Company pays Aviation for the use of an aircraft for the shareholders with expense totaling $301,386 within General and administrative expenses on the statement of income for the year ended December 31, 2024. The Company owed $40,000 to Aviation at December 31, 2024 with the amount included within Accounts payable on the balance sheet. The service arrangement is informal, without a fixed term, and costs are incurred on an as-needed basis.

8.	SUBSEQUENT EVENTS:

Events and transactions occurring after December 31, 2024 have been evaluated to determine proper recognition and disclosure in the financial statements. Subsequent events and transactions were evaluated through November 21, 2025, which represents the date the financial statements were available to be issued.

As discussed in Note 1, on October 1, 2025, Aviator Paving Company Charlotte, LLC acquired substantially all of the operating assets and assumed certain liabilities of the Company pursuant to an Asset Purchase Agreement. The consideration consisted of cash, subject to customary working capital adjustments, together with services to be provided and paid for under a Transition Services Agreement. This transaction occurred subsequent to the balance sheet date and, accordingly, is not reflected in the accompanying carve-out financial statements.

On October 1, 2025, the Company entered into a real estate lease agreement with Industrial (a related party under common control, see Note 7) for its operating location and office space. The lease has an initial term of two years, with monthly rental payments of $40,000 during the first year and $50,000 during the second year. The Company has the option to renew the lease for up to two additional one-year periods on substantially similar terms.